UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)  January 22, 2007
Health Care REIT, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-8923	34-1096634
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One SeaGate, Suite 1500, Toledo, Ohio	43604
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code  (419) 247-2800
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 22, 2007, Health Care REIT, Inc. (“Health Care REIT”) entered into a new employment agreement with George L. Chapman, Chairman and Chief Executive Officer of Health Care REIT. The agreement expires on January 31, 2010; however, Mr. Chapman has the option to extend the term for an additional year. Mr. Chapman will receive an annual base salary of not less than $570,000 and he is eligible for discretionary annual bonuses and stated fringe benefits.
Upon execution of the agreement, Mr. Chapman received a grant of 60,000 shares of restricted stock as a special retention and incentive award. The restrictions on these shares will lapse if Mr. Chapman remains employed by Health Care REIT through January 31, 2010. Mr. Chapman also received a grant of 60,000 shares in performance awards with dividend equivalent rights (“DERs”), which will be paid in shares of common stock if Mr. Chapman remains employed by Health Care REIT through January 31, 2010 and Health Care REIT meets certain strategic objectives. Mr. Chapman will receive DER payments with respect to 30,000 of the performance awards when dividends are paid on shares of common stock, and DER payments on the remaining 30,000 performance awards will be paid if the underlying shares of common stock are earned by Mr. Chapman.
If Mr. Chapman is terminated without cause, he would receive severance pay for the remaining term of the agreement or for 24 months, whichever is greater. If he resigns during the 12 months following a “change in corporate control” (as defined in the agreement), he would receive severance pay for 36 months. These severance benefits would be made in a series of monthly payments, in an amount equal to one-twelfth of the sum of his annual base salary and the greater of the average of his annual bonuses for the two fiscal years immediately preceding the termination or change in corporate control or a minimum bonus equal to 100% of his annual base salary. At Mr. Chapman’s election, Health Care REIT may instead be required to make an immediate lump sum payment equal to the present value of such monthly payments, calculated using a discount rate equal to the interest rate on 90-day Treasury Bills reported at the date the election is received by Health Care REIT. If Mr. Chapman is terminated without cause and he obtains a replacement position with a new employer, the severance payments described above will be reduced by all amounts Mr. Chapman receives as compensation for services performed during such period. If it is determined that any payment by Health Care REIT to Mr. Chapman in connection with a change in corporate control would be a golden parachute subject to excise tax, the amount of the payments to him would be increased to cover such excise tax.
In the event of Mr. Chapman’s death, his beneficiary would receive a lump sum payment equal to the present value of a series of monthly payments for each month during the remainder of the term of the agreement (but not less than 24 months), each in an amount equal to one-twelfth of the sum of his annual base salary and the greater of the average of his annual bonuses for the two fiscal years immediately preceding the date of death or a minimum bonus equal to 100% of his annual base salary.
In the event of Mr. Chapman’s termination as a result of disability, Mr. Chapman would receive monthly payments for each month during the remainder of the term of the agreement (but not less than 24 months), each in an amount equal to one-twelfth of the sum of his annual base salary and the greater of the average of his annual bonuses for the two fiscal years immediately preceding the date of disability or a minimum bonus equal to 100% of his annual base salary. These payments would terminate if Mr. Chapman returns to active employment, either with Health Care REIT or otherwise. In addition, these payments would be reduced by any amounts paid to Mr. Chapman under any long-term disability plan or other disability program or insurance policies maintained by Health Care REIT.
Mr. Chapman’s stock option and restricted stock awards granted under Health Care REIT’s incentive plans (including the 60,000 shares of restricted stock granted in connection with the agreement) would become vested and immediately exercisable in the event of a change in corporate control, or upon his death, disability or termination without cause. With respect to the performance awards granted in connection with the agreement, in the event of a change in corporate control, or upon his death or disability, all 60,000 of the performance awards would become earned and payable. In the event of a termination without cause, 30,000 of the performance awards would become earned and payable and the remaining 30,000 may be earned and payable if Health Care REIT’s board of directors determines that the strategic objectives described in the agreement have been attained.
The foregoing description of certain terms of the agreement between Health Care REIT and Mr. Chapman does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 5.02 by reference.
On January 22, 2007, Raymond W. Braun, President of Health Care REIT, received a grant of 50,000 shares of restricted stock as a special retention and incentive award. The restrictions on 25,000 of these shares will lapse if Mr. Braun remains employed by Health Care REIT through January 31, 2010. The restrictions on the remaining 25,000 shares will lapse on either: (1) January 31, 2010, if Mr. Braun remains employed by Health Care REIT through January 31, 2010 and Mr. Chapman does not serve as Chairman and Chief Executive Officer of Health Care REIT until January 31, 2011, or (2) January 31, 2011, if Mr. Braun remains employed by Health Care REIT through January 31, 2011 and Mr. Chapman serves as Chairman and Chief Executive Officer of Health Care REIT until January 31, 2011. All restrictions on these shares would lapse immediately in the event of a change in corporate control, or upon Mr. Braun’s death, disability or termination without cause.
The foregoing description of certain terms of the agreement between Health Care REIT and Mr. Braun does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated in this Item 5.02 by reference.
Item 7.01 Regulation FD Disclosure.
On January 25, 2007, Health Care REIT issued a press release announcing that it had entered into the new employment agreement with Mr. Chapman and granted special retention and incentive awards to Messrs. Chapman and Braun. The press release is posted on Health Care REIT’s Web site (www.hcreit.com) under the heading “News & Events.” A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated in this Item 7.01 by reference.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Third Amended and Restated Employment Agreement, dated January 22, 2007, by and between Health Care REIT and George L. Chapman.

10.2	Restricted Stock Agreement, dated January 22, 2007, by and between Health Care REIT and Raymond W. Braun.

99.1	Press release dated January 25, 2007.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant had duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTH CARE REIT, INC.

	By:	/s/ GEORGE L. CHAPMAN
George L. Chapman
Its: Chairman of the Board and Chief Executive Officer

Dated: January 25, 2007